Calvert Municipal Fund
Administrative  Services  Agreement
March  1,  1999


                        ADMINISTRATIVE SERVICES AGREEMENT
                          CALVERT MUNICIPAL FUND, INC.


     ADMINISTRATIVE SERVICES AGREEMENT, MADE AS OF MAY 15, 1992, BY AND BETWEEN CALVERT ADMINISTRATIVE SERVICES COMPANY, A DELAWARE CORPORATION HAVING ITS PRINCIPAL PLACE OF BUSINESS AT 4550 MONTGOMERY AVENUE, BETHESDA, MARYLAND
("CASC"), AND CALVERT MUNICIPAL FUND, INC., A MARYLAND CORPORATION CREATED PURSUANT TO ARTICLES OF INCORPORATION FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND (THE "FUND").

     THE PARTIES TO THIS AGREEMENT, INTENDING TO BE LEGALLY BOUND, AGREE WITH EACH OTHER AS FOLLOWS:

     1. PROVISION OF SERVICES. CASC HEREBY UNDERTAKES TO THE FUND'S SERIES, AS DESIGNATED IN SCHEDULE A, WITH CERTAIN ADMINISTRATIVE SERVICES THAT MAY BE REQUIRED IN THE CONDUCT OF BUSINESS. SUCH SERVICES INCLUDE, BUT ARE NOT LIMITED TO, MAINTAINING THE FUND'S ORGANIZATIONAL EXISTENCE, PREPARING THE SERIES' PROSPECTUSES, PREPARING NOTICES, PROXY MATERIALS, REPORTS TO REGULATORY BODIES AND REPORTS TO SHAREHOLDERS OF THE SERIES, DETERMINING THE DAILY NET ASSET VALUE OF SHARES, DETERMINING THE AMOUNT OF DAILY DIVIDENDS OF NET INVESTMENT INCOME PER SHARE, KEEPING THE BOOKS AND RECORDS, AND SUCH OTHER INCIDENTAL ADMINISTRATIVE SERVICES AS ARE NECESSARY TO THE CONDUCT OF THE FUND'S AFFAIRS, RELATIVE TO THE SERIES DESIGNATED IN SCHEDULE A. THE FUND HEREBY ENGAGES CASC TO PROVIDE IT WITH SUCH SERVICES, OR TO CAUSE SUCH SERVICES TO BE PROVIDED TO THE FUND BY THIRD PARTIES.

     2. SCOPE OF AUTHORITY. CASC IS AT ALL TIMES, IN THE PERFORMANCE OF ITS FUNCTIONS UNDER THIS AGREEMENT, SUBJECT TO ANY DIRECTION AND CONTROL OF THE TRUSTEES OF THE FUND AND OF ITS OFFICERS, AND TO THE TERMS OF ITS DECLARATION OF TRUST AND BYLAWS, EXCEPT THAT IT HAS NO OBLIGATION TO PROVIDE TO THE FUND ANY SERVICES THAT ARE CLEARLY OUTSIDE THE SCOPE OF THOSE CONTEMPLATED IN THIS
AGREEMENT.  IN  THE  PERFORMANCE  OF  ITS  DUTIES  UNDER THIS AGREEMENT, CASC IS
AUTHORIZED TO TAKE ANY ACTION IT DEEMS ADVISABLE. CASC MAY CONTRACT WITH OTHER PERSONS TO PROVIDE TO THE FUND ANY OF THE SERVICES CONTEMPLATED UNDER THE AGREEMENT UNDER SUCH TERMS AS CASC DEEMS REASONABLE, AND CASC HAS THE AUTHORITY TO DIRECT THE ACTIVITIES OF THOSE OTHER PERSONS IN THE MANNER CASC DEEMS APPROPRIATE.

     3. OTHER ACTIVITIES OF CASC. CASC AND ANY OF ITS AFFILIATES MAY RENDER TO OTHER PERSONS SERVICES SIMILAR TO THOSE IT PROVIDES TO THE FUND UNDER THIS AGREEMENT. CASC OR ANY INTERESTED PERSON OF CASC MAY INVEST IN ANY SERIES AS A SHAREHOLDER, BECOME AN OFFICER OR TRUSTEE OF THE FUND IF PROPERLY ELECTED, OR ENTER INTO ANY OTHER RELATIONSHIP WITH THE FUND APPROVED BY THE TRUSTEES, IF NECESSARY, AND IN ACCORDANCE WITH LAW.

     4. RECORDKEEPING AND OTHER INFORMATION. CASC WILL, COMMENCING NO LATER THAN THE EFFECTIVE DATE OF THIS AGREEMENT, OR THE COMMENCEMENT DATE OF ANY SUBSEQUENTLY-CONSTITUTED SERIES, CREATE AND MAINTAIN ALL NECESSARY ADMINISTRATIVE RECORDS OF THE RELEVANT SERIES IN ACCORDANCE WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS, INCLUDING, BUT NOT LIMITED TO, RECORDS REQUIRED BY
SECTION 31(A) OF THE INVESTMENT COMPANY ACT OF 1940 AND THE RULES UNDER THAT SECTION. ALL RECORDS ARE THE PROPERTY OF THE FUND AND ARE AVAILABLE FOR INSPECTION AND USE BY THE FUND.

     5. AUDIT, INSPECTION AND VISITATION. CASC WILL MAKE AVAILABLE DURING REGULAR BUSINESS HOURS ALL RECORDS AND OTHER DATA CREATED AND MAINTAINED PURSUANT TO THIS AGREEMENT FOR REASONABLE AUDIT AND INSPECTION BY THE SEC, THE FUND OR ANY PERSON RETAINED BY THE FUND IF THAT PERSON'S FUNCTION NECESSITATES ACCESS TO SUCH RECORDS AND DATA.

     6. COMPENSATION TO CASC. CASC WILL BE COMPENSATED BY THE FUND ON A MONTHLY BASIS FOR THE SERVICES PERFORMED UNDER THIS AGREEMENT, THE RATE OF COMPENSATION BEING SET FORTH IN SCHEDULE A. CASC WILL NOT BE RESPONSIBLE FOR ANY COSTS OR EXPENSES OF THE FUND OTHER THAN THOSE SPECIFICALLY ASSUMED IN PARAGRAPH
1.  EXPENSES  INCURRED BY CASC AND NOT INCLUDED IN SCHEDULE A WILL BE REIMBURSED
TO CASC BY THE FUND, AS APPROPRIATE. SUCH EXPENSES MAY INCLUDE EXPENSES INCIDENTAL TO MEETINGS OF SHAREHOLDERS, TAXES AND CORPORATE FEES LEVIED AGAINST THE FUND OR ITS SERIES, EXPENSES OF PRINTING STOCK CERTIFICATES REPRESENTING SHARES OF THE SERIES, EXPENSES OF PRINTING, MAILING NOTICES, PROXY MATERIAL, REPORTS TO REGULATORY BODIES AND REPORTS TO SHAREHOLDERS OF THE FUND, EXPENSES OF TYPESETTING PROSPECTUSES AND PRINTING AND MAILING PROSPECTUSES TO SHAREHOLDERS, AND DATA PROCESSING EXPENSES INCIDENTAL TO MAINTENANCE OF BOOKS AND RECORDS. SUCH CHARGES ARE PAYABLE IN FULL UPON RECEIPT OF A BILLING INVOICE. IN LIEU OF REIMBURSING CASC FOR EXPENSES INCURRED AND NOT INCLUDED IN SCHEDULE A, THE FUND MAY, IN ITS DISCRETION, DIRECTLY PAY ANY EXPENSES.

     7. USE OF NAMES. THE FUND MAY NOT USE THE NAME OF CASC IN ANY PROSPECTUS, SALES LITERATURE OR OTHER MATERIAL RELATING TO THE FUND OR ITS SERIES IN ANY MANNER WITHOUT PRIOR APPROVAL BY CASC, SUCH APPROVAL NOT TO BE UNREASONABLY WITHHELD; PROVIDED, HOWEVER, THAT CASC HEREBY APPROVES ALL USES OF ITS NAME THAT MERELY REFER IN ACCURATE TERMS TO ITS APPOINTMENT OR THAT ARE REQUIRED BY THE SEC OR A STATE SECURITIES COMMISSION. CASC MAY NOT USE THE NAME OF THE FUND OR ITS SERIES IN ANY MATERIAL RELATING TO CASC IN ANY MANNER WITHOUT PRIOR APPROVAL BY THE FUND, SUCH APPROVAL NOT TO BE UNREASONABLY WITHHELD; PROVIDED, HOWEVER, THAT THE FUND HEREBY APPROVES ALL USES OF ITS NAME OR THE NAMES OF ITS SERIES THAT MERELY REFER IN ACCURATE TERMS TO THE APPOINTMENT OF CASC OR THAT ARE REQUIRED BY THE SEC OR A STATE SECURITIES COMMISSION.

     8. SECURITY. CASC REPRESENTS AND WARRANTS THAT, TO THE BEST OF ITS KNOWLEDGE, THE VARIOUS PROCEDURES AND SYSTEMS THAT CASC PROPOSES TO IMPLEMENT WITH REGARD TO SAFEGUARDING INFORMATION FROM LOSS OR DAMAGE ATTRIBUTABLE TO FIRE, THEFT OR ANY OTHER CAUSE (INCLUDING PROVISION FOR TWENTY-FOUR HOUR A DAY RESTRICTED ACCESS) WITH RESPECT TO THE FUND'S BOOKS AND RECORDS ADMINISTERED PURSUANT TO THIS AGREEMENT AND CASC'S RECORDS, DATA, EQUIPMENT, FACILITIES AND OTHER PROPERTY USED IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT ARE ADEQUATE AND THAT CASC WILL IMPLEMENT THESE PROCEDURES AND SYSTEM IN A
MANNER CALCULATED TO ENSURE THE PERFORMANCE OF CASC'S OBLIGATIONS UNDER THIS AGREEMENT.

     9. LIMITATION OF LIABILITY. THE FUND WILL INDEMNIFY AND HOLD CASC HARMLESS AGAINST ANY LOSSES, CLAIMS, DAMAGES, LIABILITIES OR EXPENSES (INCLUDING REASONABLE COUNSEL FEES AND EXPENSES) RESULTING FROM ANY CLAIM, DEMAND, ACTION OR SUIT BROUGHT BY ANY PERSON (INCLUDING A SHAREHOLDER NAMING THE FUND OR ANY OF ITS SERIES AS A PARTY) OTHER THAN THE FUND NOT RESULTING FROM CASC'S NEGLIGENCE, OR CAUSED BY ERRORS OF JUDGMENT OR MISTAKES OF LAW COMMITTED BY CASC IN A GOOD FAITH EFFORT TO CARRY OUT ITS DUTIES UNDER THIS AGREEMENT.

     IN  NO  EVENT  WILL  CASC BE LIABLE FOR INDIRECT, SPECIAL, OR CONSEQUENTIAL
DAMAGES (EVEN IF CASC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) ARISING FROM THE OBLIGATIONS ASSUMED HEREUNDER AND THE SERVICES PROVIDED FOR BY THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOST PROFITS, LOSS OF USE OF ACCOUNTING SYSTEMS, COST OF CAPITAL, COST OF SUBSTITUTE FACILITIES, PROGRAMS OR SERVICES, DOWNTIME COSTS, OR CLAIMS OF THE FUND'S SHAREHOLDERS FOR SUCH DAMAGE.

     10. LIMITATION OF FUND'S LIABILITY. CASC ACKNOWLEDGES THAT IT HAS RECEIVED NOTICE OF AND ACCEPTS THE LIMITATION ON THE FUND'S LIABILITY. CASC AGREES THAT THE FUND'S OBLIGATIONS IN ANY CASE EXTEND ONLY TO THE SERIES AND THEIR ASSETS, AND THAT CASC WILL NOT SEEK SATISFACTION OF ANY OBLIGATION FROM THE SHAREHOLDERS OR ANY TRUSTEE, OFFICER, EMPLOYEE OR AGENT OF THE FUND.

     11. FORCE MAJEURE. CASC WILL NOT BE LIABLE FOR DELAYS OR ERRORS CAUSED BY CIRCUMSTANCES BEYOND CASC'S CONTROL, INCLUDING BUT NOT LIMITED TO ACTS OF CIVIL OR MILITARY AUTHORITY, NATIONAL EMERGENCIES, WORK STOPPAGES, FIRE, FLOOD CATASTROPHE, ACTS OF GOD, INSURRECTION, WAR, RIOT, OR FAILURE OF COMMUNICATION OR POWER SUPPLY. IN THE EVENT OF EQUIPMENT BREAKDOWNS BEYOND ITS CONTROL, CASC WILL TAKE REASONABLE STEPS TO MINIMIZE SERVICE INTERRUPTIONS BUT WILL HAVE NO LIABILITY IN THE EVENT INTERRUPTIONS OCCUR.

     12. AMENDMENTS. CASC AND THE FUND WILL CONSULT EACH OTHER REGARDING CASC'S PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT. ANY CHANGE IN THE FUND'S REGISTRATION STATEMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE 1940 ACT OR IN THE FORMS RELATING TO ANY PLAN, PROGRAM OR SERVICE OFFERED BY THE CURRENT PROSPECTUSES OF THE SERIES THAT WOULD REQUIRE A CHANGE IN CASC'S OBLIGATIONS UNDER THIS AGREEMENT WILL BE SUBJECT TO CASC'S APPROVAL, WHICH WILL NOT BE UNREASONABLY WITHHELD.

     13. DURATION, TERMINATION, ETC. NEITHER THIS AGREEMENT NOR ANY OF ITS PROVISIONS MAY BE CHANGED, WAIVED, DISCHARGED, OR TERMINATED ORALLY, BUT ONLY BY WRITTEN INSTRUMENT WHICH WILL MAKE SPECIFIC REFERENCE TO THIS AGREEMENT AND WHICH WILL BE SIGNED BY THE PARTY AGAINST WHICH ENFORCEMENT OF SUCH CHANGE, WAIVER, DISCHARGE OR TERMINATION IS SOUGHT. THIS AGREEMENT WILL CONTINUE IN EFFECT UNTIL DECEMBER 31, 1997, AND FOR ONE-YEAR TERMS THEREAFTER OR AS THE PARTIES MAY MUTUALLY AGREE. THIS AGREEMENT MAY BE TERMINATED FOR CAUSE EITHER BY THE FUND OR CASC, BUT ONLY AFTER A REASONABLE OPPORTUNITY TO CURE HAS BEEN PROVIDED TO THE PARTY ACCUSED OF NOT PERFORMING ACCORDING TO THE TERMS OF THIS AGREEMENT. WHAT CONSTITUTES A REASONABLE AMOUNT OF TIME TO CURE ANY DEFICIENCY WILL BE DETERMINED BY THE PARTIES IN THE CONTEXT OF ACTION THAT NEEDS TO BE TAKEN IN ORDER TO CURE THE DEFICIENCY, BUT IN NO EVENT WILL THE PARTY HAVE LESS THAN 90 DAYS TO ATTEMPT TO CURE THE DEFICIENCY. IN THE EVENT THAT THE CAUSE REMAINS UNREMEDIED, THE PARTIES HAVE THE OPTION TO TERMINATE THE CONTRACT PRIOR TO ITS EXPIRATION DATE. ANY SUCH TERMINATION WILL NOT AFFECT THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER PARAGRAPHS 9 AND 10 OF THIS AGREEMENT. IN THE EVENT THE FUND DESIGNATES A SUCCESSOR TO ANY OF CASC'S OBLIGATIONS UNDER THIS AGREEMENT, CASC WILL, AT THE EXPENSE AND DIRECTION OF THE FUND, TRANSFER TO SUCH SUCCESSOR ALL RELEVANT BOOKS, RECORDS AND OTHER DATA ESTABLISHED OR MAINTAINED BY CASC.

     14. MISCELLANEOUS. EACH PARTY AGREES TO PERFORM SUCH FURTHER ACTS AND EXECUTE SUCH FURTHER DOCUMENTS AS ARE NECESSARY TO EFFECTUATE THE PURPOSES OF THIS AGREEMENT. THIS AGREEMENT WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF MARYLAND. THE CAPTIONS IN THIS AGREEMENT ARE INCLUDED FOR CONVENIENCE ONLY AND DO NOT DEFINE OR DELIMIT ANY OF THE PROVISIONS HEREOF OR OTHERWISE AFFECT THEIR CONSTRUCTION OR EFFECT.

     IN WITNESS WHEREOF, THE PARTIES HAVE DULY EXECUTED THIS AGREEMENT AS OF THE DATE INDICATED ABOVE.




     CALVERT  ADMINISTRATIVE  SERVICES  COMPANY

     BY

     TITLE


     CALVERT  MUNICIPAL  FUND,  INC.

     BY

     TITLE

                        ADMINISTRATIVE SERVICES AGREEMENT

                                   SCHEDULE A


     FOR ITS SERVICES UNDER THIS ADMINISTRATIVE SERVICES AGREEMENT, CALVERT ADMINISTRATIVE SERVICES COMPANY IS ENTITLED TO RECEIVE FROM EACH PORTFOLIO OF CALVERT MUNICIPAL FUND, INC. A FEE OF 10 BASIS POINTS BASED ON AGGREGATE NET ASSETS.

                 AMENDMENT TO ADMINISTRATIVE SERVICES AGREEMENT

     THE ADMINISTRATIVE SERVICES AGREEMENT DATED JANUARY 3, 1984, BY AND BETWEEN CALVERT ADMINISTRATIVE SERVICE COMPANY, A DELAWARE CORPORATION ("CASC"), AD
CALVERT MUNICIPAL FUND, INC., A MARYLAND CORPORATION (THE "FUND"), IS HEREBY AMENDED AS OF THIS FOURTH DAY OF NOVEMBER, 1992, BY THE PARTIES SO AS TO REVISE THE TERMS OF SECTION 9 (LIMITATION OF LIABILITY):

     PARAGRAPH 1 OF SECTION 9 IS REVISED AS FOLLOWS: "THE FUND WILL INDEMNIFY AND HOLD CASC HARMLESS AGAINST ANY LOSSES, CLAIMS, DAMAGES, LIABILITIES OR EXPENSES (INCLUDING REASONABLE COUNSEL FEES AND EXPENSES) RESULTING FROM ANY CLAIM, DEMAND, ACTION OR SUIT BROUGHT BY ANY PERSON (INCLUDING A SHAREHOLDER NAMING THE FUND AS A PARTY) OTHER THAN THE FUND NOT RESULTING FROM CASC'S NEGLIGENCE, OR CAUSE BY ERRORS OF JUDGMENT OR MISTAKES OF LAW COMMITTED BY CASC IN A GOOD FAITH EFFORT TO CARRY OUT ITS DUTIES UNDER THIS AGREEMENT."

     PARAGRAPHS  2  AND  3  OF  SECTION  9  ARE  HEREBY  DELETED.

     THIS AMENDMENT WAS DULY APPROVED BY A MAJORITY OF THE BOARD OF DIRECTORS AT A MEETING HELD ON NOVEMBER 4, 1992.

     IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS AMENDMENT TO THE ADMINISTRATIVE SERVICES AGREEMENT TO BE SIGNED BY THEIR RESPECTIVE OFFICIALS, DULY AUTHORIZED, AS OF NOVEMBER 4, 1992.

     CALVERT  ADMINISTRATIVE  SERVICES  COMPANY

     BY

     TITLE


     CALVERT  MUNICIPAL  FUND,  INC.

     BY

     TITLE